EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (333-279173) pertaining to the 2024 Myers Industries, Inc. Employee Stock Purchase Plan of our report dated March 21, 2025, with respect to the financial statements of the 2024 Myers Industries, Inc. Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the period October 1, 2024 to December 31, 2024.

/s/ MEADEN & MOORE, LTD.

Cleveland, Ohio

March 21, 2025